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                             NATIONAL PROPANE, L.P.
                                200 1st Street SE
                              Suite 1700, IES Tower
                           Cedar Rapids, IA 52401-9838
                                  319/365-1550
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                                          March 15, 1999

R. Brooks Sherman
300 Sinclair Avenue SE
Cedar Rapids, IA 52403

Dear Brooks:

     As you are aware, National Propane Corporation, the managing general partner (the "Managing General Partner") of National Propane Partners, L.P. (the "Partnership") and National Propane, L.P. (the "Operating Partnership"), has announced that it is considering various strategic alternatives to maximize the value of the Partnership. As a valued part of the National Propane team and in order to minimize concerns that may arise in the months ahead regarding your role with the Partnership and Operating Partnership, you have been informed of a special bonus arrangement which is being offered to you and a limited number of key employees in return for your continued effort and contribution to the Partnership and Operating Partnership. This letter formalizes and specifies the terms on which the Operating Partnership is offering you this "stay" bonus arrangement.

          Subject to the terms and conditions herein, in the event that a "change of control" occurs, (i) the Operating Partnership shall pay you a lump sum payment equal to $115,000, subject to appropriate withholdings, within thirty days of the closing of the change of control transaction. In consideration of the foregoing, you hereby confirm and agree that the rights and obligations of the Managing General Partner under your employment letter with the Managing General Partner dated December 10, 1997 (the "Employment Letter") may be assigned to the purchaser or a designated affiliate of the purchaser in connection with a change of control transaction.

     The payment of the stay bonus is in addition to any other amounts that may otherwise be payable to you under your Employment Letter in the event your employment is subsequently terminated without "good cause." Furthermore, in the event that your employment is terminated without "good cause" under your Employment Letter, you and your family will retain all health and medical insurance benefits, for a period of eighteen months in accordance with the Consolidated Omnibus Budget Reconciliation Act, as amended ("COBRA"), with the Operating Partnership paying the cost, if any, of such benefits until the earlier of: (i) your being a participant entitled to benefits in a medical plan with another employer; (ii) the date you become covered or eligible for coverage under Medicare or any other medical benefit plan; (iii) 90 days after you commence such other full-time employment; or (iv) one year after the date your employment is terminated.





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     For purposes of this letter, a "change of control" shall mean the consummation of any of the following transactions on or before December 31, 1999: (i) the merger or consolidation of the Managing General Partner, the Partnership or the Operating Partnership, with or into any person (other than Triarc, Nelson Peltz, Peter W. May, DWG Acquisition Group, L.P. and/or any of their respective affiliates (the "Triarc Parties")) if the Managing General Partner, the Partnership or the Operating Partnership is not the surviving entity thereof, or (ii) any sale, whether direct or indirect, of all or substantially all of the assets of the Managing General Partner, the Partnership or the Operating Partnership to any Person or "group" (as used in Section 3(d) and 14(d) of the Exchange Act) other than to a Triarc Party.

     The payment of the stay bonus is further conditioned upon (i) your complying with the requirements of the National Propane Code of Business Conduct and your existing confidentiality obligations, and (ii) your employment with National Propane not having been terminated prior to a change of control by your resignation, death or for "good cause" under your Employment Letter.

     The terms of your stay bonus arrangement (i) may be amended or cancelled only by mutual agreement of the Managing General Partner and you, in writing and, (ii) shall be construed in accordance with Delaware law applicable to agreements made and to be performed entirely within such State. Except as otherwise set forth herein, all the terms and conditions of your Employment Letter shall continue in full force and effect.

     Please indicate your acceptance by signing and returning the enclosed duplicate original of this letter to the undersigned.

                                   Sincerely,

                                   NATIONAL PROPANE CORPORATION
                                   For itself and on behalf of National Propane
                                   Partners, L.P. and National Propane, L.P.



                                   By: /s/ Ronald R. Rominiecki
                                      ________________________________
                                      Ronald R. Rominiecki
                                      President and Chief Operating Officer


Agreed and Accepted as of
This 16th day of March, 1999

/s/ R. Brooks Sherman
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R. Brooks Sherman


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